Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56765) and in the Registration Statements on Form S-8 (Nos. 333-102049, 333-84846, 333-50942, 333-49182, 333-62275, 333-38871 and 333-10697) of Hyperion Solutions Corporation of our report dated August 8, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 13, 2003